Exhibit 99.1
AMENDMENT
TO
THIRD AMENDED AND RESTATED
 EMPLOYMENT AGREEMENT

This AMENDMENT TO THIRD AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this “Amendment”), effective as of January 26, 2018, is made by and between Hennessy Advisors, Inc. (the “Company”) and Neil J. Hennessy (the “Employee”).

RECITALS

WHEREAS, the Company and the Employee previously entered into a Third Amended and Restated Employment Agreement, dated as of October 10, 2016 (the “Agreement”); and

WHEREAS, the parties now desire to amend the Agreement as provided for herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

1.            The first sentence of Section 3(b)(i) and the second sentence of Section 3(b)(ii) of the Agreement are each hereby amended by replacing “ten percent (10%)” with “six and one-half percent (6.5%).”

2.            For the avoidance of doubt, the parties acknowledge and agree that the calculation of (a) the Quarterly Bonus for the fiscal quarter ending March 31, 2018, and (b) any reduction of the reserve account for the Employee relating to the fiscal quarter ending March 31, 2018, shall each be made as if the amendments set forth in Section 1 of this Amendment were in place as of January 1, 2018.

3.            The phrases “this Section 3 or Section 6(b)” and “Sections 3 or 6” in Section 3(j) are hereby replaced with “this Agreement.”

4.            Except as herein modified or amended, the terms and conditions of the Agreement shall remain unchanged and in full force and effect.

5.            This Amendment may be executed by facsimile or electronic signature, and a facsimile or electronic signature shall constitute an original for all purposes.

* * * * *

IN WITNESS WHEREOF, each party has caused this Amendment to be duly executed as of the date first written above.

COMPANY:

HENNESSY ADVISORS, INC.

By:  /s/ Daniel B. Steadman
Name:       Daniel B. Steadman
Title:            Executive Vice President

EMPLOYEE:

/s/ Neil J. Hennessy
Neil J. Hennessy

Signature Page to Amendment to Third Amended and Restated Employment Agreement